Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Reports Revenue and Net Income for the Thirteen and Thirty-nine Weeks Ended September 29, 2007

Warren, MI – October 25, 2007 — Universal Truckload Services, Inc. (NASDAQ: UACL) announced today financial results for the thirteen and thirty-nine weeks ended September 29, 2007.

For the thirteen weeks ended September 29, 2007, operating revenues decreased 0.1%, or $0.1 million, to $171.8 million from $171.9 million for the thirteen weeks ended September 30, 2006. Included in operating revenues are fuel surcharges of $16.0 million and $17.8 million for the third quarters of 2007 and 2006, respectively. Net income decreased 11.0%, or $0.6 million, to $5.1 million, or $0.32 per diluted share for the third quarter of 2007, from $5.8 million, or $0.36 per diluted share, for the third quarter of 2006. Operating margin was 4.8% for the third quarter of 2007 compared to 5.3% for the third quarter of 2006.

Universal’s truckload revenue in the third quarter of 2007 increased by 2.1% to $101.6 million from $99.5 million in the corresponding period of 2006. Included in truckload revenue growth in the third quarter of 2007 is $2.1 million from our acquisitions completed in the third quarter of 2006. Brokerage revenue in the third quarter of 2007 decreased by 8.5% to $42.8 million from $46.8 million in the corresponding period of 2006. Intermodal revenue in the third quarter of 2007 increased by 6.9% to $27.4 million from $25.6 million in the corresponding period of 2006. Included in intermodal revenue growth in the third quarter of 2007 is $0.7 million from our acquisitions completed in the third quarter of 2006.

For the thirty-nine weeks ended September 29, 2007, operating revenues increased 6.5%, or $31.0 million, to $508.8 million from $477.8 million for the thirty-nine weeks ended September 30, 2006. Included in operating revenues are fuel surcharges of $47.6 million and $45.4 million for the first three quarters of 2007 and 2006, respectively. Net income decreased 17.1%, or $2.7 million, to $13.0 million, or $0.81 per diluted share through the third quarter of 2007, from $15.7 million, or $0.97 per diluted share through the third quarter of 2006.

Universal’s truckload revenue in the first three quarters of 2007 increased by 6.9% to $302.1 million from $282.7 million in the corresponding period of 2006. Included in truckload revenue growth in the first three quarters of 2007 is $16.5 million from our acquisitions completed in the third quarter of 2006. Brokerage revenue in the first three quarters of 2007 increased by 0.5% to $126.9 million from $126.2 million in the corresponding period of 2006. Included in brokerage revenue growth in the first three quarters of 2007 is $3.1 million from our acquisitions completed in the third quarter of 2006. Intermodal revenue in the first three quarters of 2007 increased by 16.0% to $79.9 million from $68.9 million in the corresponding period of 2006. Included in Intermodal revenue growth in the first three quarters of 2007 is $5.9 million from our acquisitions completed in the third quarter of 2006.

“While growth in the 3rd quarter proved difficult in a challenging freight environment, our asset light model continues to demonstrate its value” stated Universal’s President and CEO Don Cochran. “In this sluggish economy it’s important that we continue to watch costs while seeking growth opportunities through acquisitions and new agents.”

Universal Truckload Services, Inc. is primarily a non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Operating revenues:
Truckload	$101,578	$99,505	$302,095	$282,667
Brokerage	42,783	46,758	126,851	126,238
Intermodal	27,415	25,644	79,885	68,893

Total operating revenues	171,776	171,907	508,831	477,798

Operating expenses:
Purchased transportation	130,886	132,443	388,659	366,225
Commissions expense	11,353	10,834	33,428	30,229
Other operating expense, net	2,248	2,122	7,611	6,552
Selling, general, and administrative	11,881	11,610	36,355	33,825
Insurance and claims	5,146	4,134	15,942	11,877
Depreciation and amortization	2,027	1,611	5,965	4,253

Total operating expenses	163,541	162,754	487,960	452,961

Income from operations	8,235	9,153	20,871	24,837
Interest income, net	191	248	522	800

Income before income taxes	8,426	9,401	21,393	25,637
Provision for income taxes	3,295	3,636	8,361	9,914

Net income	$5,131	$5,765	$13,032	$15,723

Earnings per common share:
Basic	$0.32	$0.36	$0.81	$0.98
Diluted	$0.32	$0.36	$0.81	$0.97
Average common shares outstanding:
Basic	16,118	16,118	16,118	16,118
Diluted	16,118	16,182	16,118	16,168

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 29, 2007	December 31, 2006
Assets
Cash and cash equivalents	$4,171	$5,008
Marketable securities	11,079	15,330
Accounts receivable—net	87,772	82,259
Other current assets	10,766	8,971

Total current assets	113,788	111,568
Property and equipment—net	58,263	51,286
Other long-term assets—net	29,456	28,046

Total assets	$201,507	$190,900

Liabilities and shareholders’ equity
Total current liabilities	$47,238	$49,717
Other long-term liabilities	6,777	6,730

Total liabilities	54,015	56,447
Total shareholders’ equity	147,492	134,453

Total liabilities and shareholders’ equity	$201,507	$190,900

UNIVERSAL TRUCKLOAD SERVICES, INC.

Summary of Operating Data

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Average number of tractors provided by owner-operators
Truckload	2,907	2,878	2,959	2,639
Intermodal	841	730	845	649

Truckload Revenues:
Average operating revenues per loaded mile (1)	$2.51	$2.59	$2.43	$2.52
Average operating revenues per loaded mile, excluding fuel surcharges (1)	$2.20	$2.21	$2.13	$2.19
Average operating revenues per load (1)	$957	$998	954	$968
Average operating revenues per load, excluding fuel surcharges (1)	$840	$853	$834	$841
Average length of haul (1)(2)	382	386	392	384
Number of loads (1)	106,149	99,683	316,743	292,034

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$2.09	$2.14	$2.03	$2.08
Average operating revenues per load (1)	$1,341	$1,316	$1,284	$1,264
Average length of haul (1)(2)	642	614	634	608
Number of loads (1)	27,502	28,361	81,513	77,358

Intermodal Revenues:
Drayage (in thousands)	$25,200	$23,752	$73,257	$62,858
Depot (in thousands)	$2,215	$1,892	$6,628	$6,035

Total (in thousands)	$27,415	$25,644	$79,885	$68,893

Average operating revenues per loaded mile	$4.69	$4.14	$4.54	$4.21
Average operating revenues per loaded mile, excluding fuel surcharges	$4.02	$3.55	$3.93	$3.65
Average operating revenues per load	$290	$280	$284	$272
Average operating revenues per load, excluding fuel surcharges	$249	$240	$246	$236
Number of loads	86,824	84,749	257,685	231,481

(1)	Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.